Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jacob D. Cohen, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of American International Holdings Corp. for the quarter ended June 30, 2022, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of American International Holdings Corp. at the dates and for the periods indicated.

Date:	August 19, 2022

By:	/s/ Jacob D. Cohen
Name:	Jacob D. Cohen
Title:	Chief Executive Officer (Principal Executive Officer and Principal Financial/Accounting Officer)